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                                                                   EXHIBIT 10.37










                             PLAN OF REORGANIZATION

                         DATED ____________ ____, 2002,

                                     BETWEEN

                           PACER INTERNATIONAL, INC.,

                                       AND

                             COYOTE ACQUISITION LLC


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                                TABLE OF CONTENTS
                                -----------------

                                                                       Page No.
                                                                       --------

SECTION 1.     Exchange of Stock .............................................1

SECTION 2.     Closing; Deliveries at Closing ................................2

SECTION 3.     Representations and Warranties of the Company .................2

SECTION 4.     Representations and Warranties of the Preferred Shareholders ..3

SECTION 5.     Survival of Representations, Warranties and Covenants .........5

SECTION 6.     Definitions ...................................................6

SECTION 7.     Expenses and Fees .............................................5

SECTION 8.     Remedies ......................................................5

SECTION 9.     Successors and Assigns ........................................6

SECTION 10.    Entire Agreement ..............................................6

SECTION 11.    Notices .......................................................6

SECTION 12.    Changes .......................................................7

SECTION 13.    Counterparts ..................................................7

SECTION 14.    Headings ......................................................7

SECTION 15.    Severability ..................................................7

SECTION 16.    Governing Law .................................................7




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     PLAN OF REORGANIZATION dated __________ ___, 2002, by and among PACER
INTERNATIONAL, INC., a Tennessee corporation (the "Company"), COYOTE ACQUISITION LLC, a Delaware limited liability company ("Coyote").

                                    PREAMBLE

     The parties hereto desire to provide for the contribution of the assets of Coyote, as set forth on Schedule 1 hereto, in exchange for common stock, $0.01 par value (the "Common Stock"), of the Company, all as more specifically set forth herein. Certain capitalized terms used herein have the meanings set forth in Section 6 hereof.

     The Boards of Directors of Coyote and the Company have determined that, as a result of recent favorable financial developments affecting the value of the business of Coyote, the Company and the industry they serve, that the business objectives of Coyote and the Company can best be advanced by an initial public offering of the underlying business operated by Coyote through its subsidiaries. Underwriters contacted by Coyote have advised that an initial public offering of the Company, rather than Coyote, will maximize shareholder value because of favorable financial accounting treatment available to the Company that would not be available to Coyote if it were publicly traded; and because the Company has minority holders (including management). The existence of such Company minority holders would negatively affect the value of Coyote if it were publicly traded; moreover, such minority holders require liquidity which they would not have if Coyote's equity interests, rather than shares of the Company, were publicly traded. Coyote believes that it is important to its business objectives to ensure that management's interests are aligned with it and the Company's interests through equity ownership; a lack of liquidity for management's equity would undermine this objective. Moreover, underwriters have advised Coyote and the Company that an initial public offering of a corporation, rather than a limited liability company, such as Coyote, would be more successful. The elimination of Coyote will also provide the Company with more diffuse ownership, enable equity owners of Coyote to make individual investment decisions regarding the ownership of the Company's stock, and eliminate the administrative burden of filing a corporate tax return for Coyote. Accordingly, it has been determined that the Company's Common Stock, rather than Coyote's equity interests, will be publicly offered, and the business of Coyote will be terminated.

     The proposed Plan of Reorganization which, as between the parties to this Agreement, is intended to qualify as a reorganization within the meaning of
Section 368(a)(1)(C) of the Internal Revenue Code for Federal income tax purposes and the comparable provisions of the income tax laws of all relevant states, involves (i) Coyote exchanging all of its assets for shares of new Common Stock of the Company; (ii) the termination of Coyote's status as a corporate entity for Federal and state income tax purposes; and (iii) Coyote's distribution of a substantial portion of the Common Stock received in the exchange to its members.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Contribution. (a) On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined herein), Coyote shall transfer, convey and assign to the Company, all of its assets, and, in exchange, the Company shall issue and deliver to

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Coyote 17,824,000 shares (after giving effect to the two for one stock split effected by the Company on ___, 2002 (the "Stock Split")) of Common Stock of the Company. At the Closing, the Company shall accept the contribution of Coyote's assets.

     (b) As soon as practicable following the Closing and in accordance with the plan of reorganization contemplated by this Agreement, Coyote shall take all such action as may be necessary or appropriate to terminate its existence as a corporation for Federal and state income tax purposes and distribute to its members a substantial portion of their pro-rata share of the Common Stock received by Coyote in the exchange.

     SECTION 2. Closing; Deliveries at Closing.

     2.1 Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of O'Sullivan LLP, 30 Rockefeller Plaza, New York, New York 10112, simultaneously with the execution and delivery of this Agreement.

     2.2 Deliveries at Closing. At the Closing:

        (a) Coyote shall deliver to the Company all of its assets, consisting solely of a certificate or certificates representing shares of Common Stock of the Company as set forth in Schedule 1 hereto, accompanied by duly executed stock powers transferring Coyote's shares of Common Stock to the Company, in each case sufficient in form and substance to convey to the Company good title to all of Coyote's shares of Common Stock, free and clear of all Encumbrances.

        (b) The Company shall deliver to Coyote a certificate, registered in the name of Coyote, representing 17,824,000 shares of Common Stock of the Company (after giving effect to the Stock Split).

     SECTION 3. Representations and Warranties of the Company to Coyote. The Company hereby represents and warrants to Coyote as follows:

     3.1 Organization, Power, Authority and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted.

     3.2 Authority; Authorization, Execution and Delivery; Enforceability. The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The Company's execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all requisite action on the part of the Company. This Agreement has been, or upon the Company's execution hereof will be, duly and validly executed and delivered by the Company and constitutes, or upon the Company's execution and delivery hereof will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization,

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moratorium and similar Laws affecting creditors' rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3.3 Consents. No Permit, authorization, consent or approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required for, as a result of, or in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby.

     3.4 Issuance of Common Stock. Upon issuance thereof in accordance with the terms hereof, the shares of Common Stock issued to Coyote in exchange for the assets of Coyote shall be duly authorized, validly issued, fully paid and nonassessable.

     SECTION 4. Representations and Warranties of Coyote. Coyote represents and warrants to the Company as follows:

     4.1 Title to the Shares. Coyote (i) is the lawful owner, of record and beneficially, of the assets set forth opposite its name on Schedule I, and (ii) has good and marketable title to such assets, free and clear of any and all Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Upon delivery, transfer and assignment of the certificate representing the assets at Closing, the Company will obtain good and marketable title to the assets free and clear of any and all Encumbrances.

     4.2 Authority; Authorization, Execution and Delivery; Enforceability. Coyote has the full and absolute legal right, capacity, power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been, or upon the execution hereof will be, duly and validly executed and delivered by Coyote and constitutes, or upon Coyote's execution and delivery hereof, will constitute, a valid and binding obligation of Coyote, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.3 Consents. No Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required for, as a result of, or in connection with the execution, delivery and performance by Coyote of this Agreement or the consummation of the transactions contemplated hereby.

     4.4 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to Coyote or the assets set forth on Schedule 1, or (ii) conflict with, result in a breach of or right to cancel or constitute a default under any agreement or instrument to which Coyote is

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a party, by which Coyote is bound or to which Coyote or the assets set forth on
Schedule I are subject.

     4.5 No Claims. There is not suit, action, inquiry, audit, proceeding or investigation by or before any court or Governmental Entity pending or threatened against Coyote with respect to the assets set forth on Schedule I.

     4.6 Investment Representations.

         (a) Coyote is acquiring the Common Stock to be received by it hereunder for investment for its own account, not as a nominee or agent, and not with a view to, or for offer or resale in connection with, directly or indirectly, any distribution thereof (or any interest therein) in violation of the Securities Act or any other applicable securities laws.

         (b) Coyote understands that the shares of Common Stock to be issued to it in exchange for Coyote's assets have not been registered under the Securities Act by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Coyote's representations and warranties contained in this Agreement; and that the shares of Common Stock must be held by Coyote indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

         (c) Coyote acknowledges that, except as is expressly set forth in this Agreement, neither the Company nor any person representing the Company has made any representations with respect to the Company, the Company's initial public offering of its Common Stock (the "IPO") or the Common Stock.

         (d) Coyote understands that an investment in the Common Stock involves substantial risk. Coyote has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Common Stock, including a total loss of its investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of an investment in the Common Stock and protecting its own interests in connection with this investment.

         (e) Coyote understands that the Common Stock to be received by it hereunder in exchange for Coyote's assets are "restricted securities" as defined in Rule 144 under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Coyote is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Coyote further understands that the exemption from registration afforded by Rule 144 depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

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     (f) Coyote further understands that the shares of Common Stock to be issued to Coyote in exchange for Coyote's assets will bear the following legend:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     (g) Coyote is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act. SECTION 5. Survival of Representations, Warranties and Covenants. All representations and warranties of the Company and Coyote contained herein shall survive the Closing. All statements contained in any certificate or other instrument delivered by the Company or Coyote pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Company or Coyote under this Agreement, as the case may be. All covenants contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     SECTION 6. Definitions. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them below:

     "Encumbrances" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     "Governmental Entity" means any domestic or foreign government or political subdivision thereof, whether on a federal, state, provincial or local level and whether legislative, executive, judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

     "Law" means any applicable domestic or foreign law, statute, treaty, rule, directive, regulation, ordinance or similar provision having the force or effect of law, whether on a federal, state, provincial or local level, or any applicable order of any Governmental Entity.

     "Permit" means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from a Governmental Entity.

     "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a business, a Governmental Entity, and any other entity.

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     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

     SECTION 7. Expenses. Each party to this Agreement shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement.

     SECTION 8. Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

     SECTION 9. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company, Coyote, and each of their respective successors and assigns.

     SECTION 10. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

     SECTION 11. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument given by personal delivery, telex, telecopier or telegram, by overnight courier or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the other persons listed below:

                   (i)     if to the Company, to:

                                    Pacer International, Inc.
                                    2300 Clayton Road, Suite 1200
                                    Concord, California 94520
                                    Attention:  Larry Yarberry
                                    Telephone:  925-887-1577
                                    Facsimile:  925-887-1565

                   (ii)    if to Coyote, to:

                                    c/o Apollo Management, L.P.
                                    1301 Avenue of the Americas
                                    New York, New York  10019

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                                    Attention:  Joshua Harris
                                    Telephone:  212-515-3200
                                    Facsimile:  212-515-3263

All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, telex, telecopier or telegram, on the date of such delivery, (b) in the case of overnight courier, on the next business day and (c) in the case of mailing, on the third business day following the date of such mailing.

     SECTION 12. Changes. The terms and provisions of this Agreement may not be modified or amended, nor any of the provisions hereof waived, temporarily or permanently, except pursuant to an instrument in writing signed by the party against whom the enforcement of any such modification, amendment or waiver is sought.

     SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be eemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 14. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference nly and shall not be deemed to be a part of this Agreement.

     SECTION 15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly therein except to the extent that mandatory provisions of the laws of the State of Tennessee or the State of Delaware shall be required to be applied with respect to the Company and Coyote, respectively.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                            PACER INTERNATIONAL, INC.

                                            By:________________________________
                                                 Name:
                                                 Title:



                                            COYOTE ACQUISITION LLC


                                            By:________________________________
                                                 Name:
                                                 Title:

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                                                                      Schedule 1


                                Assets of Coyote


                           Shares Represented           Shares Represented
     Common Stock            By Certificate                By Certificate
    Certificate No.        (pre Stock Split)             (post Stock Split)
 --------------------- -------------------------  ------------------------------
                              8,912,000                      17,824,000



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